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                                                                    EXHIBIT 99.2

                             Form of Promissory Note

                                     SECURED
                                 PROMISSORY NOTE

U.S. $_________________                         Point Richmond, California
                                                _______,  __ 200_


      FOR VALUE RECEIVED, WESTERN WATER COMPANY, a Delaware corporation, whose address is 102 Washington Avenue, Point Richmond, California 94801 ("Borrower"), promises to pay to the Series C Stockholders identified on Schedule 1 hereto ("Note Holders"), as their interest appears on such Schedule 1, at the addresses indicated in such Schedule 1, the aggregate principal sum of _____________________________________ U.S. Dollars ($_______________), with interest on the unpaid principal balance from _______, 200_, until paid, at the rate of eight percent (8%) per annum, compounded semi-annually on July 15th and January 15th of each year and computed on a 360 day year of twelve 30-day months, until paid in full. The entire principal balance plus all accrued and unpaid interest shall be due and paid on August 31, 2005. Principal and interest shall be payable in lawful money of the United States at the addresses indicated on Schedule 1 hereto or such other place as the individual Note Holders may designate.

      1. Payments received for application to this Note shall be applied first to the payment of accrued interest specified above, and the balance applied in reduction of the principal amount hereof.

      2. The Note Holders shall be entitled to collect all reasonable costs and expense of collection and/or suit, including, but not limited to reasonable attorneys' fees.

      3. Borrower may prepay the principal amount outstanding under this Note, in whole or in part, at any time without notice and without premium or penalty.

      4. Borrower and all endorsers hereby waive presentment, notice of dishonor and protest, and they hereby agree to any extensions of time of payment and partial payments before, at, or after maturity. This Note shall be the joint and several obligation of Borrower and all other endorsers, and their successors and assigns.

      5. Any notice to Borrower provided for in this Note shall be in writing and shall be given and be effective upon (1) delivery to Borrower or (2) three business days after mailing such notice by first-class U.S. mail, addressed to Borrower at the Borrower's address stated in the first paragraph of this Note, or to such other address as Borrower may designate by notice to the Note Holders. Any notice to the Note Holders shall be in writing and shall be given and be effective upon (1) delivery to each Note Holder or (2) three business days after mailing such notice by first-class U.S. mail, to each Note Holder at the address for such Note Holder in Schedule 1 hereto, or to such other address as any Note Holder may designate by notice to the Borrower.

      6. The indebtedness evidenced by this Note is further evidenced and secured by a Stockholder Loan and Security Agreement dated as of March 16, 2004 ("Loan Agreement") and by a Deed of Trust dated as of March 16, 2004, and until released said Loan Agreement and Deed of Trust contain additional rights of the Note Holders. Such rights may cause Acceleration of the indebtedness evidenced by this Note. Reference is made to said Loan Agreement and Deed of Trust for such additional terms. The Deed of Trust encumbers the real property and real property rights in Douglas County, Colorado as described on Exhibit A attached thereto.
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      IN WITNESS WHEREOF, the Borrower has caused its signature to be affixed to this instrument as of the date first above written.

                                           WESTERN WATER COMPANY, a
                                           Delaware corporation

Attest:___________________                 By:_________________________
Name:_____________________                 Name:_______________________
Title:____________________                 Title:______________________